Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of MAITONG SUNSHINE CULTURAL DEVELOPMENT CO., LIMITED (the “Company”) on Form 10-K for the period ended September 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shang Jia, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Shang Jia	Dated: November 25, 2024
Shang Jia
Title:	Chief Financial Officer (Principal Financial Officer)